UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2008

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal 2009 Management Incentive Compensation Plan

On August 18, 2008, the Compensation Committee of the Board of Directors of Cree, Inc. (the “Company”) adopted the Fiscal 2009 Management Incentive Compensation Plan (the “MICP”).  The MICP is designed to motivate and reward excellent performance, to attract and retain outstanding senior management, to create a strong link between strategic and corporate operating plans and individual performance, to achieve greater corporate performance by focusing on results, and to encourage teamwork at the highest levels within the organization by providing opportunities for cash incentives based on the attainment of specific goals.  The MICP relates to the Company’s fiscal year ending June 28, 2009 and covers executive officers (other than the Chief Executive Officer), other senior level managers who report directly to the Chief Executive Officer and other key managers who have been identified as participants by the Chief Executive Officer.

Target awards under the MICP are expressed as a percentage of salary and vary based on position.  Awards are determined based on performance measures in two categories: corporate goals and individual management by objectives (“MBO”) goals.  Corporate performance measures are determined based on the Company meeting or exceeding revenue and earnings per share (“EPS”) targets for the fiscal year, provided that the corporate performance measure will be 0% unless both the revenue and EPS targets established for the minimum performance level are achieved.  Individual MBO goals are established at the beginning of each fiscal quarter.  These goals include individual performance goals specific to such individual or his or her business unit’s performance for the quarter and may include a component based on corporate financial goals established by the Chief Executive Officer for the quarter.  Individual MBO goals are measured at quarter end, and any corresponding awards are paid to eligible participants following approval of the amount by the Chief Executive Officer.  The actual awards paid to participants, if any, may vary with the level of achievement of the corresponding goals.

Unless otherwise approved by the Compensation Committee in the case of executive officers or by the Chief Executive Officer in any other case, and except in the case of termination due to death or disability or in connection with a change in control, eligible participants must be employed by the Company on the payment date in order to receive payment for an award under the MICP. The MICP provides that, in the event of a change in control, each participant’s performance measurement against individual MBO goals for any award period ending after the effective date of the change in control will be 100% and the corporate performance measurement for the plan year will be at least 100%, regardless of whether the participant is employed during or at the end of the award period.

The foregoing description of the MICP is subject to and qualified in its entirety by the MICP, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Grant of Performance Units

On August 18, 2008, the Compensation Committee of the Company’s Board of Directors approved the grant of performance units to Charles M. Swoboda, the Company’s Chairman, Chief Executive Officer and President, under the Company’s 2004 Long-Term Incentive Compensation Plan, as amended (the “LTIP”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2007.  The performance units are designed to provide Mr. Swoboda incentive compensation if the Company’s financial performance for fiscal 2009 achieves certain pre-established targets.  The targets under the performance units are the same as those established for the corporate goals under the MICP.  Utilizing an award under the LTIP permits the award to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The performance units awarded to Mr. Swoboda for fiscal 2009 were granted pursuant to the terms of a Notice of Grant and Master Performance Unit Award Agreement, each dated August 18, 2008 (collectively, the “Award Agreement”).  Under the Award Agreement, Mr. Swoboda is eligible to receive an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 150%) derived by comparing the Company’s fiscal 2009 financial performance against pre-established revenue and EPS targets.  In the event of a change in control during fiscal 2009, the percentage for each measure will be not less than 100%.  The target award level is set at 85% of Mr. Swoboda’s base salary.  Any payment under the performance units will be paid in cash.

Except as provided in the Company’s Severance Plan for Section 16 Officers (described below) and except as provided with respect to death or long-term disability or a change in control, (i) Mr. Swoboda must be continuously employed by the Company as its Chief Executive Officer and President through the date of payment under the performance units to have a right to such payment, (ii) his performance units will not be considered earned until he receives such payment, and (iii) if he terminates his employment prior to the date of payment, with or without cause, he will forfeit his performance units.  If there is a change in control and Mr. Swoboda’s employment terminates prior to June 28, 2009, he will not be entitled to payment under the performance units.

The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notice of Grant and the Master Performance Unit Award Agreement, which are included as Exhibits 10.2 and 10.3, respectively, to this report and incorporated herein by reference.

Executive Change in Control Agreements

Chief Executive Officer

Effective August 18, 2008, pursuant to approval of the Compensation Committee of the Company on the same date, the Company and Mr. Swoboda entered into an Executive Change in Control Agreement (the “CEO Agreement”), which supersedes and replaces Mr. Swoboda’s

Amended and Restated Employment Agreement dated August 21, 2007, except with respect to accelerated vesting of outstanding equity awards, as described below.

The CEO Agreement provides that Mr. Swoboda will continue to serve as the Company’s Chairman of the Board, President and Chief Executive Officer as an at-will employee. In addition, the CEO Agreement requires Mr. Swoboda to be nominated each year to serve as a member of the Company’s Board of Directors.  The current term of the CEO Agreement ends on August 18, 2009.  Thereafter, the term will automatically renew for successive one-year renewal periods on each anniversary of the effective date of the CEO Agreement unless either party provides the other party with at least 120 days’ prior written notice of non-renewal.

The CEO Agreement provides that Mr. Swoboda’s annual base salary is $572,000, which amount is subject to annual review and adjustment by the Compensation Committee of the Company’s Board of Directors.  In addition, Mr. Swoboda will be eligible to receive incentive compensation upon the achievement of certain performance goals set by the Compensation Committee, and his annual target incentive award level will be at least 80% of his base salary.  The CEO Agreement also provides that Mr. Swoboda is entitled to participate in certain benefit plans of the Company as well as to be reimbursed for certain travel, entertainment and other expenses in connection with his services for the Company.

Mr. Swoboda is an at-will employee, meaning that he can be terminated at any time with or without cause upon written notice by the Company.  In connection with any termination of Mr. Swoboda’s employment, he will be entitled to all payments and benefits that he would be entitled to as an employee of the Company in the absence of the CEO Agreement.  In addition, he may be entitled to severance benefits if his employment is terminated in connection with a change in control, which means, for purposes of the CEO Agreement, such termination occurs either within (i) the period of time between the commencement of a tender offer or the Company and another party entering into a written agreement that contemplates a transaction, the consummation of either of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the tender offer or the written agreement without the occurrence of a change in control, or (ii) 24 months following a change in control.

If Mr. Swoboda’s employment is terminated by the Company without cause, but not as a result of his death or long-term disability, or by Mr. Swoboda for good reason, and the termination is in connection with a change in control, then he also will receive (i) continued payment of his base salary for 24 months, (ii) a lump sum payment of an amount equal to 80% of his base salary, prorated to the date of termination, (iii) a lump sum payment equal to the sum of Mr. Swoboda’s earned annual incentives for the two completed fiscal years immediately preceding the termination date, (iv) a lump sum payment equal to 24 multiplied by the COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Swoboda, and (v) full accelerated vesting with respect to Mr. Swoboda’s then outstanding, unvested stock options, restricted stock and other equity awards, other than with respect to any performance units used to pay Mr. Swoboda’s annual incentive award, and other than as provided below with respect to equity awards outstanding as of the effective date of the CEO Agreement.  In addition, if any payment or benefit Mr. Swoboda receives from the Company or any person whose actions result in a change in control would be considered a parachute payment under Section 280G of the Code and the aggregate present value of the parachute payment reduced by any excise tax imposed would be less than three times Mr. Swoboda’s “base amount” as defined in Section 280G of the Code, then in lieu of that portion of the payments to which Mr. Swoboda would otherwise be entitled under (i) through (iv) above, Mr. Swoboda will receive a total amount (if any) such that the aggregate present value of the payments is equal to 2.99 times such base amount.  This amount will be apportioned and substituted for the amounts that otherwise would have been payable under (i) through (iv) and paid on the same schedule as those amounts.

If Mr. Swoboda’s employment is terminated by the Company without cause or by Mr. Swoboda for good reason, whether or not in connection with a change in control, Mr. Swoboda’s right to accelerated vesting of each equity award outstanding as of the effective date of the CEO Agreement will be determined by reference to the version of the employment agreement between Mr. Swoboda and the Company that was in effect on the grant date of each such award instead of the CEO Agreement.  One effect of this provision is to grandfather Mr. Swoboda’s rights under his prior employment agreement to accelerated vesting of 50% of his unvested equity awards if his employment is terminated by the Company without cause or by Mr. Swoboda for good reason not in connection with a change in control, provided that accelerated vesting under these circumstances would only apply to awards that were outstanding as of the effective date of the CEO Agreement.  In addition, if Mr. Swoboda’s employment is terminated by the Company without cause or by Mr. Swoboda for good reason under circumstances that would entitle him to severance benefits in connection with a change in control under the CEO Agreement but not under either version of his prior employment agreement, then only the equity awards granted on or after the date of the CEO Agreement would be eligible for accelerated vesting as a result of such termination of employment.

As a condition to the receipt of the severance benefits described in the prior paragraphs, Mr. Swoboda must (i) sign and not revoke a release of claims, (ii) refrain from disparaging the Company, its directors or officers for 24 months after termination, and (iii) continue to comply with the terms of the standard form of employee agreement regarding confidential information, intellectual property and noncompetition between Mr. Swoboda and the Company (the “Confidential Information Agreement”), as amended by the CEO Agreement.  Under the noncompetition provisions of the Confidential Information Agreement and subject to certain limited exceptions, an employee is restricted while employed by the Company and for a period of time following the termination of his or her employment from (i) performing services for any competing business, whether as an employee, officer, director, consultant, agent, contractor or in any other capacity, (ii) being the beneficial owner of an equity interest in any competing business, (iii) requesting any present or future customers or suppliers of the Company to curtail or cancel business with the Company, or (iv) inducing or attempting to influence any employee of the Company to terminate his or her employment with the Company.  Competing business includes any entity that is conducting research directed to, developing, manufacturing, marketing, distributing, or selling any product, service or technology that is competitive with any product, service or technology that the Company is developing, manufacturing, marketing, distributing, selling or conducting research directed to, at the time or during the period specified in the Confidential Information Agreement.

In the event of a dispute relating to the CEO Agreement arising during the term of Mr. Swoboda’s employment or within three years following termination of the CEO Agreement, the Company will reimburse Mr. Swoboda for the fees and expenses he incurs in connection with the dispute on a quarterly basis.  In the event Mr. Swoboda does not prevail on at least one material issue or if an arbitrator determines that Mr. Swoboda’s legal positions were frivolous or without legal foundation, (i) Mr. Swoboda will repay the Company amounts previously reimbursed, and (ii) Mr. Swoboda will reimburse the Company for its fees and expenses.

Chief Financial Officer

Effective August 18, 2008, pursuant to approval of the Compensation Committee of the Company on the same date, the Company and John T. Kurtzweil, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, entered into an Executive Change in Control Agreement (the “CFO Agreement”), which supersedes and replaces Mr. Kurtzweil’s Severance Agreement effective September 29, 2006 (the “Original Agreement”), except with respect to accelerated vesting of outstanding equity awards, as described below.

The CFO Agreement provides that Mr. Kurtzweil will continue to serve as the Company’s Executive Vice President-Finance, Chief Financial Officer and Treasurer as an at-will employee.  The current term of the CFO Agreement ends on August 18, 2009.  Thereafter, the term will automatically renew for successive one-year renewal periods on each anniversary of the effective date of the CFO Agreement unless either party provides the other party with at least 120 days’ prior written notice of non-renewal.

The CFO Agreement provides that Mr. Kurtzweil’s annual base salary is $364,000, which amount is subject to annual review and adjustment by the Compensation Committee of the Company’s Board of Directors.  In addition, Mr. Kurtzweil will be eligible to receive incentive compensation upon the achievement of individual performance goals set by the Chief Executive Officer and corporate performance goals set by the Compensation Committee, and his annual target incentive award level will be determined by the Compensation Committee.  The CFO Agreement also provides that Mr. Kurtzweil is entitled to participate in certain benefit plans of the Company as well as to be reimbursed for certain travel, entertainment and other expenses in connection with his services for the Company.

Mr. Kurtzweil is an at-will employee, meaning that he can be terminated at any time with or without cause upon written notice by the Company.  In connection with any termination of Mr. Kurtzweil’s employment, he will be entitled to all payments and benefits that he would be entitled to as an employee of the Company in the absence of the CFO Agreement.  In addition, he may be entitled to severance benefits if his employment is terminated in connection with a change in control, which means, for purposes of the CFO Agreement, such termination occurs either within (i) the period of time between the Company and another party entering into a written agreement that contemplates a transaction the consummation of which would result in a change in control and the occurrence of either the resulting change in control or the termination or expiration of the written agreement without the occurrence of a change in control, or (ii) 12 months following a change in control.

If Mr. Kurtzweil’s employment is terminated by the Company without cause, but not as a result of his death or long-term disability, or by Mr. Kurtzweil for good reason, and the termination is in connection with a change in control, then he also will receive (i) continued payment of his base salary for 12 months, (ii) a lump sum payment equal to 12 multiplied by the COBRA premium in effect for the type of medical, dental and vision coverage then in effect for Mr. Kurtzweil, and (iii) full accelerated vesting with respect to Mr. Kurtzweil’s then outstanding, unvested stock options, time-vested restricted stock and other equity awards that vest solely based on the passage of time.  However, Mr. Kurtzweil’s right to accelerated vesting of each equity award outstanding as of the effective date of the CFO Agreement will be determined by reference to the Original Agreement instead of the CFO Agreement.  Accordingly, if Mr. Kurtzweil’s employment is terminated by the Company without cause or by Mr. Kurtzweil for good reason under circumstances that would entitle him to severance benefits in connection with a change in control under the CFO Agreement but not under the Original Agreement, then only the equity awards granted on or after the date of the CFO Agreement would be eligible for accelerated vesting as a result of such termination of employment.

As a condition to the receipt of the severance benefits described in the prior paragraph, Mr. Kurtzweil must (i) sign and not revoke a release of claims, (ii) refrain from disparaging the Company, its directors or officers for 12 months after termination, and (iii) continue to comply with the terms of the Confidential Information Agreement between Mr. Kurtzweil and the Company.  Under the noncompetition provisions of the Confidential Information Agreement and subject to certain limited exceptions, an employee is restricted while employed by the Company and for a period of time following the termination of his or her employment from (i) performing services for any competing business, whether as an employee, officer, director, consultant, agent, contractor or in any other capacity, (ii) being the beneficial owner of an equity interest in any competing business, (iii) requesting any present or future customers or suppliers of the Company to curtail or cancel business with the Company, or (iv) inducing or attempting to influence any employee of the Company to terminate his or her employment with the Company.  Competing business includes any entity that is conducting research directed to, developing, manufacturing, marketing, distributing or selling any product, service or technology that is competitive with any product, service or technology that the Company is developing, manufacturing, marketing, distributing, selling or conducting research directed to, at the time or during the period specified in the Confidential Information Agreement.

In the event of a dispute relating to the CFO Agreement arising during the term of Mr. Kurtzweil’s employment or within three years following termination of the CEO Agreement, the Company will reimburse Mr. Kurtzweil for the fees and expenses he incurs in connection with the dispute on a quarterly basis.  In the event Mr. Kurtzweil does not prevail on at least one material issue or if an arbitrator determines that Mr. Kurtzweil’s legal positions were frivolous or without legal foundation, (i) Mr. Kurtzweil will repay the Company amounts previously reimbursed, and (ii) Mr. Kurtzweil will reimburse the Company for its fees and expenses.

Chief Operating Officer

Effective August 19, 2008, pursuant to approval of the Compensation Committee of the Company’s Board of Directors on August 18, 2008, the Company and Stephen D. Kelley, the Company’s Executive Vice President and Chief Operating Officer, entered into an Executive Change in Control Agreement (the “COO Agreement”) with the same terms and conditions as the CFO Agreement described above, except:

·	The COO Agreement provides that Mr. Kelley will serve as the Company’s Executive Vice President and Chief Operating Officer as an at-will employee.

·
The current term of the COO Agreement ends on August 19, 2009.  Thereafter, the term will automatically renew for successive one-year renewal periods on each anniversary of the effective date of the COO Agreement unless either party provides the other party with at least 120 days’ prior written notice of non-renewal.

·	Mr. Kelley’s annual base salary is $350,000, which amount is subject to annual review and adjustment by the Compensation Committee of the Company’s Board of Directors.

·	As Mr. Kelley did not have any outstanding equity awards at the time of entering the COO Agreement, his right to accelerated vesting will be determined solely by reference to the COO Agreement.

The foregoing description of the Executive Change in Control Agreements is subject to and qualified in its entirety by the CEO Agreement, CFO Agreement and COO Agreement, which are included as Exhibits 10.4, 10.5 and 10.6, respectively, to this report and incorporated herein by reference.

Severance Plan for Section 16 Officers

On August 18, 2008, the Compensation Committee of the Company’s Board of Directors adopted the Cree, Inc. Severance Plan for Section 16 Officers (the “Severance Plan”).  The Severance Plan is administered by the Compensation Committee and designed to supplement the Executive Change in Control Agreements for the Company’s executive officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Officers”), by providing severance benefits in the event of termination of an Officer’s employment without cause or resignation for good reason.  However, the Severance Plan will not apply to an Officer if he or she becomes entitled to the payment of severance benefits upon termination of employment in connection with a change in control pursuant to a separate agreement with the Company.  The Company’s only Officers as of the date of this report are Mr. Swoboda, Mr. Kurtzweil, Mr. Kelley and John W. Palmour, Ph.D., Executive Vice President and Director of Advanced Devices.

If an Officer’s employment is terminated by the Company without cause or by the Officer for good reason, except in the event of termination of the Officer’s employment due to death or long-term disability or in the event such termination of employment is in connection with a change in control and the Officer is entitled to the payment of severance benefits pursuant to a separate agreement with the Company, then the Officer will receive (i) continued payment of the

Officer’s base salary for 12 months (18 months in the Chief Executive Officer’s case), (ii) all incentive compensation amounts that are not yet paid as of the termination date that the Officer is entitled to receive (under the performance units for the Chief Executive Officer and under the MICP for other Officers) on account of satisfaction of the relevant performance measures for the relevant performance period provided the Officer was employed through the end of the last day of the relevant performance period, and (iii) a lump sum payment equal to 12 (18 in the Chief Executive Officer’s case) multiplied by the COBRA premium applicable to the type of medical, dental and vision coverage then in effect for the Officer.

As a condition to the receipt of the severance benefits described in the prior paragraph, an Officer must execute and comply with a release agreement that includes a release of claims against the Company, its affiliates and representatives and a non-disparagement provision.

The foregoing description of the Severance Plan is subject to and qualified in its entirety by the Severance Plan, which is included as Exhibit 10.7 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Fiscal 2009 Management Incentive Compensation Plan
10.2	Notice of Grant to Charles M. Swoboda, dated August 18, 2008
10.3	Master Performance Unit Award Agreement, dated August 18, 2008, between Cree, Inc. and Charles M. Swoboda
10.4	Executive Change in Control Agreement, effective August 18, 2008, between Cree, Inc. and Charles M. Swoboda
10.5	Executive Change in Control Agreement, effective August 18, 2008, between Cree, Inc. and John T. Kurtzweil
10.6	Executive Change in Control Agreement, effective August 19, 2008, between Cree, Inc. and Stephen D. Kelley
10.7	Cree, Inc. Severance Plan for Section 16 Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ John T. Kurtzweil
John T. Kurtzweil
Executive Vice President - Finance, Chief Financial Officer and Treasurer

Date:  August 22, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Fiscal 2009 Management Incentive Compensation Plan
10.2	Notice of Grant to Charles M. Swoboda, dated August 18, 2008
10.3	Master Performance Unit Award Agreement, dated August 18, 2008, between Cree, Inc. and Charles M. Swoboda
10.4	Executive Change in Control Agreement, effective August 18, 2008, between Cree, Inc. and Charles M. Swoboda
10.5	Executive Change in Control Agreement, effective August 18, 2008, between Cree, Inc. and John T. Kurtzweil
10.6	Executive Change in Control Agreement, effective August 19, 2008, between Cree, Inc. and Stephen D. Kelley
10.7	Cree, Inc. Severance Plan for Section 16 Officers